Exhibit 8.1

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760

July 25, 2006

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

RE:   PLAINS ALL AMERICAN PIPELINE, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale by the Partnership of units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated July 21, 2006 and the base prospectus (the “Prospectus”) forming part of the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit.

        In connection therewith, we prepared the discussion set forth under the caption “Tax Considerations” in the Prospectus (the “Discussion”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus in respect of the discussion set forth under the caption “Tax Considerations,” as qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.